As filed with the Securities and Exchange Commission on May 14, 2021

Registration No. 333-245462

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective
Amendment No. 1
to

FORM S-3

REGISTRATION STATEMENT
UNDER

THE SECURITIES ACT OF 1933

ATLANTIC POWER CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

British Columbia, Canada	4900	55-0886410
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3 Allied Drive, Suite 155

Dedham, Massachusetts 02026

(617) 977-2400

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Terrence Ronan

Chief Financial Officer

Atlantic Power Corporation

3 Allied Drive, Suite 155

Dedham, Massachusetts 02026

(617) 977-2400

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Craig B. Brod	William Gorman
Benet J. O’Reilly	Goodmans LLP
Cleary Gottlieb Steen & Hamilton LLP	Bay Adelaide Centre-West Tower
One Liberty Plaza	333 Bay Street, Suite 3400
New York, New York 10006	Toronto, Ontario M5H 2S7
(212) 225-2000	(416) 979-2211

Approximate date of commencement of proposed sale to the
public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐     Accelerated filer ☒              Non-accelerated filer ☐     Smaller reporting company ☒
                                                                                                                                                Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-3 (the “Registration Statement”) of Atlantic Power Corporation, a corporation continued under the laws of British Columbia (the “Registrant”), filed with the Securities and Exchange Commission (the “SEC”) and is being filed to deregister any and all securities that remain unsold or otherwise unissued under Registration No. 333-245462, filed with the SEC on August 12, 2020, amended on August 24, 2020, and declared effective by the SEC on August 25, 2020, pertaining to the registration of common shares (and associated rights to purchase common shares), debt securities, warrants, subscription receipts and units comprised of any combination of these securities.

On May 14, 2021, pursuant to an Arrangement Agreement and Plan of Arrangement, dated as of January 14, 2021, by and among the Registrant, Atlantic Power Preferred Equity Ltd., a corporation continued to the jurisdiction of British Columbia, Atlantic Power Limited Partnership, an Ontario limited partnership, Tidal Power Holdings Limited, a United Kingdom private limited company (“BidCo”), and Tidal Power Aggregator, LP, a Cayman Islands limited partnership (the “Arrangement Agreement”), BidCo acquired all outstanding common shares of the Registrant (the “Arrangement”).

As a result of the Arrangement, the Registrant has terminated all offerings of the Registrant’s securities pursuant to its existing registration statements under the Securities Act of 1933, as amended, including the Registration Statement. In accordance with undertakings made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of the offering, the Registrant hereby removes from registration all of such securities of the Registrant registered but not sold or otherwise issued under the Registration Statement, if any, as of the date hereof. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities, and the Registrant hereby terminates the effectiveness of the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Dedham, Commonwealth of Massachusetts, on May 14, 2021.

ATLANTIC POWER CORPORATION

By:	/s/ TERRENCE RONAN
Terrence Ronan
Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

	/s/ James J. Moore, Jr.*	President, Chief Executive Officer and Director	May 14, 2021
	James J. Moore, Jr.	(principal executive officer)

	/s/ Terrence Ronan	Executive Vice President and Chief Financial Officer	May 14, 2021
	Terrence Ronan	(principal financial and accounting officer)

	/s/ Kevin T. Howell*	Chairman of the Board	May 14, 2021
Kevin T. Howell

	/s/ Richard Foster Duncan*	Director	May 14, 2021
Richard Foster Duncan

	/s/ Danielle S. Mottor*	Director	May 14, 2021
Danielle S. Mottor

	/s/ Gilbert S. Palter*	Director	May 14, 2021
Gilbert S. Palter

* By:	/s/ Terrence Ronan
Terrence Ronan
Attorney-in-fact

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the U.S. of Atlantic Power Corporation, has signed this registration statement or amendment thereto on May 14, 2021.

By:	/s/ Terrence Ronan
Terrence Ronan